RenaissanceRe Reports Operating Income of $54.5 Million for the First Quarter of 2005; Operating EPS of $0.76 Per Common Share for the First Quarter of 2005 vs. $1.90 for the First Quarter of 2004

$44.3 Million Net Income for the First Quarter of 2005; EPS of $0.62 for the First Quarter of 2005 vs. EPS of $2.36 for the First Quarter of 2004

Maintains Annual Operating EPS Guidance of $6.30 to $6.70 for 2005

Pembroke, Bermuda, May 3, 2005 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $54.5 million in first quarter net operating income available to common shareholders, compared to $136.4 million in the first quarter of 2004. Operating income excludes net realized investment losses of $10.2 million and net realized investment gains of $32.5 million in the first quarters of 2005 and 2004, respectively. Operating income per common share was $0.76 in the first quarter of 2005, compared to $1.90 per common share in the first quarter of 2004. Net income available to common shareholders was $44.3 million or $0.62 per common share in the quarter, compared to $168.9 million or $2.36 per common share for the same quarter of 2004.

James N. Stanard, Chairman and CEO, commented: "Our first quarter profit was well below our expectations for a normal catastrophe quarter, as a result of European windstorm Erwin and various smaller events and expense items. With respect to premiums, the decline in catastrophe reinsurance was in line with our previously announced expectations. Specialty reinsurance premium came in light relative to our anticipation of 10% growth, but we may be able to hit that growth target for the year. Individual Risk premium was relatively low in the first quarter, as previously indicated, although we have transactions in process for the second quarter that should support our growth expectation of 35% for the year. We are maintaining our earnings expectations for 2005, although there is more downside risk than upside potential."

FIRST QUARTER 2005 RESULTS

Premiums

Gross premiums written for the first quarter of 2005 were $694.3 million, compared to $780.3 million for the same quarter of 2004. Gross premiums written include $585.3 million in gross premiums written for the Company's Reinsurance segment in the first quarter of 2005, compared to $660.4 million for the same quarter of 2004; and $109.0 million in gross premiums written for the Company's Individual Risk segment in the first quarter of 2005, compared to $119.9 million for the same quarter of 2004. Net premiums written for the first quarter of 2005 were $615.8 million, versus $700.2 million for the same quarter of 2004. Net premiums written include $528.1 million in net premiums written for the Company's Reinsurance segment in the first quarter of 2005, compared to $590.4 million for the same quarter of 2004; and $87.7 million in net premiums written for the Company's Individual Risk segment in the first quarter of 2005, compared to $109.8 million for the same quarter of 2004.

Net premiums earned for the first quarter of 2005 were $301.5 million, compared to $308.1 million for the same quarter of 2004. Net premiums earned include $200.4 million in net premiums earned for the Company's Reinsurance segment in the first quarter of 2005, compared to $207.3 million for the same quarter of 2004; and $101.1 million in net premiums earned for the Company's Individual Risk segment in the first quarter of 2005, compared to $100.8 million for the same quarter of 2004.

Premiums for the first quarter of 2005 include $104.7 million of gross written premiums, $119.4 million of net written premiums and $40.9 million of net premiums earned by the Company's consolidated joint venture, DaVinci Re, during the first quarter of 2005, compared to $130.8 million of gross written premiums, $128.7 million of net written premiums and $47.0 million of net premiums earned by DaVinci Re during the first quarter of 2004.

Other (Loss) Income

During the first quarter of 2005 RenaissanceRe recognized a net $3.5 million loss on fees and other items compared to income of $1.1 million in the first quarter of 2004. Fee income remained stable at $1.0 million in the first quarter of 2005 compared to $1.1 million in the first quarter of 2004 while other items generated a $4.5 million loss in the first quarter of 2005 compared with no loss for the first quarter of 2004. The $4.5 million loss in other items was primarily a result of a $2.1 million decrease in the fair value of the Company's Platinum Underwriters Holdings Ltd. ("Platinum") warrant and a $2.0 million loss on the Company's short positions in credit derivatives.

Equity in Earnings of Other Ventures

Equity in earnings of other ventures generated $7.6 million in income in the first quarter of 2005 compared to $6.5 million in income in the first quarter of 2004. Included in this is RenaissanceRe's equity in the earnings of the Company's investments in Top Layer Reinsurance Ltd. and ChannelRe Holdings Ltd. for the first quarter of 2005. In the first quarter of 2004, equity in earnings of other ventures included the Company's equity in the earnings of Top Layer Reinsurance Ltd. and the Company's investment in a joint venture focused on trading weather sensitive commodities. In the third quarter of 2004 the Company's ownership percentage in the weather sensitive trading joint venture decreased and the Company's income in this venture is currently reflected in net investment income.

Underwriting Ratios, Reserve Development

For the first quarter of 2005, the Company generated a combined ratio of 90.2%, a loss ratio of 66.9% and an expense ratio of 23.3%, compared to a combined ratio, loss ratio and expense ratio of 59.3%, 36.4% and 22.9% for the first quarter of 2004, respectively.

For the first quarter of 2005, the Company's Reinsurance segment generated a loss ratio of 70.8% and an expense ratio of 17.4%, compared to a loss ratio and an expense ratio of 28.2% and 14.4%, for the first quarter of 2004, respectively. For the quarter, the Company's Individual Risk segment generated a loss ratio of 59.0% and an expense ratio of 35.2%, compared to a loss ratio and an expense ratio of 53.2% and 40.2%, for the first quarter of 2004, respectively.

The results of the Reinsurance segment, for the three months ended March 31, 2005, include a net negative impact of $43.1 million related to the European windstorm, which includes net claims and claim expenses of $60.7 million, offset by reinstatement premiums of $1.3 million and minority interest of $16.3 million.

During the quarter, the Company recorded favorable development on prior year reserves of $17.6 million or a benefit of 5.8 percentage points to the Company's quarterly loss ratio. The Company's Reinsurance segment contributed $18.1 million of favorable development, and the Company's Individual Risk segment contributed $0.5 million of adverse development. Net paid losses for the quarter were $159.5 million. See the attached supplemental financial data for additional information regarding claims and claim expenses incurred and loss ratios by segment.

The Company expects, during the second quarter, to review its processes and assumptions used in establishing its catastrophe reinsurance reserves. It is possible that this review may result in a reduction to its loss reserves, which may be material. The Company intends to undertake similar reviews of its reserves for other lines of business later in 2005.

Operating expenses increased to $18.8 million from $12.4 million as a result of the benefit of a reversal of an accrual for incentive compensation expense in the first quarter of 2004 that did not recur in 2005.

Net Investment Income and Net Realized Gains and Losses on Investments

Net investment income for the first quarter of 2005 was $51.2 million, compared to $35.1 million for the same quarter in 2004. Net investment income includes $12.1 million of net unrealized gains in the first quarter of 2005 compared to $6.3 million in the first quarter of 2004 reflecting the Company's investments in hedge funds, private equity funds and other investments.

During the first quarter of 2005, the Company incurred net realized losses of $10.2 million as a result of trading activity in a rising interest rate environment, compared to net realized gains of $32.5 million during the first quarter of 2004.

Other Items

RenaissanceRe's corporate expenses of $11.3 million incurred during the first quarter of 2005 were $6.8 million higher than the first quarter of 2004. The increase in such expenses is due principally to $7.4 million of professional fees incurred during the first quarter of 2005 related to the Company's restatement of its consolidated financial statements for the years ended December 31, 2003, 2002 and 2001 and a review of the Company's business practices in light of the industry-wide investigations by various governmental authorities.

The Company's cash flows from operations were $253.2 million for the first quarter of 2005.

As described in the Company's press release issued February 22, 2005 and the Company's 2004 Annual Report filed on Form 10-K, the Company has corrected accounting errors relating to the timing of the recognition of premium on multi-year ceded reinsurance contracts for the first three quarters of 2004. The comparative 2004 financial data contained in this press release includes these corrections.

Shareholders' Equity

Shareholders' equity attributable to common shareholders was $2.1 billion at March 31, 2005, compared to $2.1 billion at December 31, 2004. Book value per common share at March 31, 2005 was $30.04, compared to $30.19 per common share at December 31, 2004. Book value per common share was affected by a $41.3 million reduction in accumulated other comprehensive income during the quarter, primarily as a result of a decrease in the fair value of the Company's fixed maturity investments available for sale due to rising interest rates as well as a reduction in the value of the Company's investment in Platinum common shares.

This Press Release includes certain non-GAAP financial measures including "operating income," "operating EPS or operating income per common share," "annualized operating return on equity" and "managed catastrophe premium." A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, May 4, 2005 at 8:00 a.m. (EDT) to discuss this release. Live broadcast of the conference call will be available through the Investor Section of RenaissanceRe's website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the

Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.

INVESTOR CONTACT:	MEDIA CONTACT:
Todd R. Fonner	David Lilly or Dawn Dover
Vice President - Treasurer	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 239-4801

RenaissanceRe Holdings Ltd. and Subsidiaries
Summary Consolidated Statements of Income
For the three months ended March 31, 2005 and 2004
(in thousands of United States Dollars, except per share amounts)
(Unaudited)

	Three months ended
	March 31, 2005	March 31, 2004
		(Restated)
Revenues
Gross premiums written	$694,333	$780,288
Net premiums written	$615,793	$700,219
Increase in unearned premiums	(314,292)	(392,127)
Net premiums earned	301,501	308,092
Net investment income	51,215	35,050
Net foreign exchange gains	714	2,087
Equity in earnings of other ventures	7,567	6,520
Other (loss) income	(3,515)	1,109
Net realized gains (losses) on investments	(10,189)	32,521
Total revenues	347,293	385,379
Expenses
Net claims and claim expenses incurred	201,648	112,178
Acquisition expenses	51,508	58,031
Operational expenses	18,843	12,376
Corporate expenses	11,339	4,552
Interest expense	6,605	6,271
Total expenses	289,943	193,408
Income before minority interest	57,350	191,971
Minority interest — DaVinciRe	4,384	17,990
Net income	52,966	173,981
Dividends on preference shares	8,663	5,104
Net income available to common shareholders	$44,303	$168,877
Operating Income per Common Share — diluted*	$0.76	$1.90
Net income available to common shareholders per Common Share — basic	$0.63	$2.43
Net income available to common shareholders per Common Share — diluted	$0.62	$2.36
Average shares outstanding — basic	70,358	69,444
Average shares outstanding — diluted	71,951	71,592
Net claims and claim expense ratio	66.9%	36.4%
Underwriting expense ratio	23.3%	22.9%
Combined ratio	90.2%	59.3%
Operating return on average common equity (annualized)*	10.2%	25.2%

* Excludes net realized gains (losses) on investments (see — "Comments on Regulation G")

RenaissanceRe Holdings Ltd. and Subsidiaries
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	At
	March 31, 2005	December 31, 2004
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$3,049,756	$3,223,292
Short term investments, at cost	752,582	608,292
Other investments, at fair value	800,506	684,590
Total managed investment portfolio	4,602,844	4,516,174
Equity investment in reinsurance company, at fair value	142,862	150,519
Investments in other ventures, under equity method	176,651	159,556
Total investments	4,922,357	4,826,249
Cash and cash equivalents	161,699	66,740
Premiums receivable	453,547	206,813
Ceded reinsurance balances	90,965	61,303
Losses recoverable	258,220	217,788
Accrued investment income	27,294	30,060
Deferred acquisition costs	104,986	70,933
Other assets	46,211	46,432
Total assets	$6,065,279	$5,526,318
Liabilities, Minority Interest and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses	$1,541,997	$1,459,398
Reserve for unearned premiums	709,289	365,335
Debt	350,000	350,000
Subordinated obligation to capital trust	103,093	103,093
Reinsurance balances payable	315,935	188,564
Other liabilities	58,104	68,092
Total liabilities	3,078,418	2,534,482
Minority interest — DaVinciRe	349,207	347,794
Shareholders' Equity
Preference shares	500,000	500,000
Common shares and additional paid-in capital	333,796	328,896
Accumulated other comprehensive income	37,678	78,960
Retained earnings	1,766,180	1,736,186
Total shareholders' equity	2,637,654	2,644,042
Total liabilities, minority interest and shareholders' equity	$6,065,279	$5,526,318
Book value per common share	$30.04	$30.19
Common shares outstanding	71,172	71,029

RenaissanceRe Holdings Ltd. and Subsidiaries
Unaudited Supplemental Financial Data — Segment Information
(in thousands of United States Dollars)

	Three months ended March 31, 2005
	Reinsurance	Individual Risk	Other	Total
Gross premiums written (1)	$585,284	$109,049	$—	$694,333
Net premiums written	$528,133	$87,660	—	$615,793
Net premiums earned	$200,370	$101,131	—	$301,501
Net claims and claim expenses incurred	141,944	59,704	—	201,648
Acquisition expenses	20,538	30,970	—	51,508
Operational expenses	14,227	4,616	—	18,843
Underwriting income	$23,661	$5,841	—	29,502
Net investment income			51,215	51,215
Equity in earnings of other ventures			7,567	7,567
Other loss			(3,515)	(3,515)
Interest and preference share dividends			(15,268)	(15,268)
Minority interest — DaVinciRe			(4,384)	(4,384)
Other items, net			(10,625)	(10,625)
Net realized losses on investments			(10,189)	(10,189)
Net income available to common shareholders			$14,801	$44,303
Net claims and claim expenses incurred — current accident year	$160,036	$59,202		$219,238
Net claims and claim expenses incurred — prior years	(18,092)	502		(17,590)
Net claims and claim expenses incurred — total	$141,944	$59,704		$201,648
Net claims and claim expense ratio — accident year	79.9%	58.5%		72.7%
Net claims and claim expense ratio — calendar year	70.8%	59.0%		66.9%
Underwriting expense ratio	17.4%	35.2%		23.3%
Combined ratio	88.2%	94.2%		90.2%

(1)	Reinsurance segment gross premiums written excludes $11.5 million of premiums assumed from the Individual Risk segment.

	Three months ended March 31, 2004 (Restated)
	Reinsurance	Individual Risk	Other	Total
Gross premiums written	$660,350	$119,938	$—	$780,288
Net premiums written	$590,436	$109,783	—	$700,219
Net premiums earned	$207,316	$100,776	—	$308,092
Net claims and claim expenses incurred	58,539	53,639	—	112,178
Acquisition expenses	23,811	34,220	—	58,031
Operational expenses	6,126	6,250	—	12,376
Underwriting income	$118,840	$6,667	—	125,507
Net investment income			35,050	35,050
Equity in earnings of other ventures			6,520	6,520
Other income			1,109	1,109
Interest and preference share dividends			(11,375)	(11,375)
Minority interest — DaVinciRe			(17,990)	(17,990)
Other items, net			(2,465)	(2,465)
Net realized gains on investments			32,521	32,521
Net income available to common shareholders			$43,370	$168,877
Net claims and claim expenses incurred — current accident year	$75,410	$58,457		$133,867
Net claims and claim expenses incurred — prior years	(16,871)	(4,818)		(21,689)
Net claims and claim expenses incurred — total	$58,539	$53,639		$112,178
Net claims and claim expense ratio — accident year	36.4%	58.0%		43.5%
Net claims and claim expense ratio — calendar year	28.2%	53.2%		36.4%
Underwriting expense ratio	14.4%	40.2%		22.9%
Combined ratio	42.6%	93.4%		59.3%

RenaissanceRe Holdings Ltd. and Subsidiaries
Unaudited Supplemental Financial Data
(in thousands of United States Dollars)

Gross Written Premiums	Three months ended
	March 31, 2005	March 31, 2004
Renaissance catastrophe premiums	$253,019	$299,136
Renaissance specialty premiums	227,525	230,455
Total Renaissance Reinsurance premiums	480,544	529,591
DaVinci catastrophe premiums	82,638	103,196
DaVinci specialty premiums	22,102	27,563
Total DaVinci Reinsurance premiums	104,740	130,759
Total Reinsurance premiums (1)	585,284	660,350
Individual Risk premiums	109,049	119,938
Total premiums	$694,333	$780,288
Total managed catastrophe premiums (2)	$375,438	$441,387
Total specialty premiums	$249,627	$258,018

(1)	Reinsurance gross premiums written excludes $11.5 million of premiums assumed from the Individual Risk segment for the three months ended March 31, 2005.

(2)	Total managed catastrophe premiums include Renaissance and DaVinci catastrophe premium, as above, and catastrophe premium of $39.8 million and $39.1 million for the three months ended March 31, 2005 and 2004, respectively, written on behalf of our joint venture, Top Layer Re.

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has consistently provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.

The Company uses "operating income" as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. "Operating income" as used herein differs from "net income available to common shareholders", which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. In addition, the Company's management believes that "operating income" is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's investment portfolio, which is not considered by management to be a relevant indicator of business operations. The Company also uses "operating income" to calculate "operating income per common share" and "operating return on average common equity". The following is a reconciliation of 1) net income available to common shareholders to operating income available to common shareholders; 2) net income available to common shareholders per common share to operating income available to common shareholders per common share; and 3) return on average common equity to operating return on average common equity:

	Three months ended
(In thousands of U.S. dollars)	March 31, 2005	March 31, 2004
		(Restated)
Net income available to common shareholders	$44,303	$168,877
Adjustment for net realized losses (gains) on investments	10,189	(32,521)
Operating income available to common shareholders	$54,492	$136,356
Net income available to common shareholders per common share	$0.62	$2.36
Adjustment for net realized losses (gains) on investments	0.14	(0.46)
Operating income available to common shareholders per common share — diluted	$0.76	$1.90
Return on average common equity (annualized)	8.3%	31.2%
Adjustment for net realized losses (gains) on investments	1.9%	(6.0%)
Operating return on average common equity (annualized)	10.2%	25.2%

While the Company provides herein estimates of operating income for 2005, the Company has not provided estimates of net income for such period as it believes it is unable to accurately predict future gains and losses on investments, which investment results could influence the Company's net income for this period.

The Company has also included in this Press Release "managed catastrophe premium". "Managed catastrophe premium" is defined as gross catastrophe premium written by Renaissance Reinsurance and its related joint ventures. "Managed catastrophe premium" differs from total catastrophe premium, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premium written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting. Refer to supplemental financial data on gross written premiums.